SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  FORM 8-K/A


              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



                               October 23, 2000

                               Date of Report
                      (Date of earliest event reported)



                     MILLENNIA AUTOMATED PRODUCTS, INC.
           (Exact name of registrant as specified in its charter)


        Nevada                   000-25811                  88-0405735
(State or other jurisdiction  (Commission File Number)   (I.R.S. Employer
of incorporation)                                        Identification No.)



        236 So. Rainbow Blvd, Ste. 489, Las Vegas, Nevada    89128
         (Address of principal executive offices)          (Zip code)


      Registrant's telephone number, including area code: (702) 363-0066

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Item 4.  Change in Registrant's Certifying Accountant.

     As of October 23, 2000, Millennia Automated Products, Inc. (the "Company") accepted the resignation of David Coffey C.P.A. as the Company's certifying accountant which was tendered on that same date. During the two most recent fiscal years and the subsequent interim period preceding his resignation, there were no disagreements between the Company and David Coffey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Mr. Coffey's satisfaction, would have caused him to make reference to the subject matter of the disagreements in connection with his reports. During the two most recent fiscal years and the interim period preceding his resignation, David Coffey C.P.A.'s reports on the financial statements of the Company did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles.

     On October 23, 2000 the Company engaged Randy Simpson, CPA PC as its certifying accountant. The appointment of Randy Simpson CPA PC was recommended and approved by the Company's Board of Directors.

Item 7.  Financial Statements and Exhibits.

        (c) Exhibits.

         16      Letter from David Coffey C.P.A.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MILLENNIA AUTOMATED PRODUCTS INC.
                                          (Registrant)


November 8, 2000                         By:   /s/ Dennis Evans
                                              ------------------------
                                                 Dennis Evans,
                                                 Temporary Chief Financial
                                                 Officer, Assistant Secretary
                                                 And Authorized Signatory